Exhibit 99.1

NEWS RELEASE
November 23, 2021

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2022 THIRD QUARTER RESULTS
Palm Beach Gardens, Florida, November 23, 2021 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter and nine months ended October 30, 2021.

Third Quarter Fiscal 2022 Highlights

•Contract revenues of $854.0 million for the quarter ended October 30, 2021, compared to $810.3 million for the quarter ended October 24, 2020. Contract revenues increased 6.6% on an organic basis after excluding $8.9 million in contract revenues from storm restoration services for the quarter ended October 24, 2020.

•Non-GAAP Adjusted EBITDA of $83.1 million, or 9.7% of contract revenues, for the quarter ended October 30, 2021, compared to $92.8 million, or 11.5% of contract revenues, for the quarter ended October 24, 2020.

•On a GAAP basis, net income was $28.7 million, or $0.94 per common share diluted, for the quarter ended October 30, 2021, compared to $33.9 million, or $1.05 per common share diluted, for the quarter ended October 24, 2020. Non-GAAP Adjusted Net Income was $29.0 million, or $0.95 per common share diluted, for the quarter ended October 30, 2021, compared to $34.4 million, or $1.06 per common share diluted, for the quarter ended October 24, 2020. GAAP net income and Non-GAAP Adjusted Net Income for the quarter ended October 30, 2021 includes approximately $3.0 million, or $0.10 per common share diluted, of incremental tax benefits for credits related to tax filings for prior periods.

•The Company repaid the aggregate principal of $58.3 million to satisfy and discharge the indenture governing the 0.75% convertible senior notes (the “2021 Convertible Notes”) at maturity in September 2021.

•As of October 30, 2021, the Company had cash and equivalents of $263.7 million, no outstanding borrowings on its revolving line of credit, $350.0 million principal amount of term loan outstanding, and $500.0 million aggregate principal amount of 4.50% senior notes due April 2029 (the “2029 Notes”) outstanding.

Year-to-Date Fiscal 2022 Highlights

•Contract revenues of $2.369 billion for the nine months ended October 30, 2021, compared to $2.449 billion for the nine months ended October 24, 2020. Contract revenues decreased 3.1% on an organic basis after excluding $3.9 million and $8.9 million in contract revenues from storm restoration services for the nine months ended October 30, 2021 and October 24, 2020, respectively.

•Non-GAAP Adjusted EBITDA of $201.0 million, or 8.5% of contract revenues, for the nine months ended October 30, 2021, compared to $265.3 million, or 10.8% of contract revenues, for the nine months ended October 24, 2020.

•On a GAAP basis, net income was $47.8 million, or $1.54 per common share diluted, for the nine months ended October 30, 2021, compared to $38.5 million, or $1.20 per common share diluted, for the nine months ended October 24, 2020. Non-GAAP Adjusted Net Income was $46.2 million, or $1.50 per common share diluted, for the nine months ended October 30, 2021, compared to $83.7 million, or $2.61 per common share diluted, for the nine months ended October 24, 2020.

•During the nine months ended October 30, 2021, the Company issued $500.0 million in aggregate principal amount of 2029 Notes, amended its senior credit facility to extend the maturity to April 2026 and resize capacity, and, with a portion of the net proceeds from the 2029 Notes offering and available cash, repaid $105.0 million of revolver borrowings and $71.9 million of term loan borrowings. Additionally, the Company repaid the aggregate principal of $58.3 million to satisfy and discharge the indenture governing the 2021 Convertible Notes at maturity in September 2021.

Outlook

The Company expects contract revenues for the quarter ending January 29, 2022 to increase modestly from Non-GAAP Organic Contract Revenues of $691.8 million for the quarter ended January 30, 2021. Non-GAAP Organic Contract Revenues for the quarter ended January 30, 2021 excluded $5.7 million in contract revenues from storm restoration services and $53.2 million for the additional week of operations as a result of the Company’s 52/53 week fiscal year. Non-GAAP Adjusted EBITDA is expected to range from in-line to modestly higher as a percentage of contract revenues for the quarter ending January 29, 2022 as compared to the quarter ended January 30, 2021. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2022 third quarter results on Tuesday, November 23, 2021 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company’s Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (833) 519-1313 (United States) or (914) 800-3879 (International) with the conference ID 9597111, ten minutes before the conference call begins. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending January 29, 2022 found under the “Outlook” section of this release. These statements are subject to change. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the duration and severity of a pandemic caused by COVID-19, our ability to comply with various COVID-19 legal and contractual requirements and the impacts that those requirements may have on our workforce and our ability to perform our work, vaccination rates in the areas where we operate, any worsening of the pandemic caused by increasing infection rates triggered by new variants, future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 30, 2021	January 30, 2021
ASSETS
Current assets:
Cash and equivalents	$263,701	$11,770
Accounts receivable, net	959,741	858,123
Contract assets	110,685	197,110
Inventories	69,876	70,849
Income tax receivable	7,502	1,706
Other current assets	37,498	29,072
Total current assets	1,449,003	1,168,630

Property and equipment, net	284,246	273,960
Operating lease right-of-use assets	61,993	63,179
Goodwill and other intangible assets, net	378,349	391,807
Other assets	31,104	46,589
Total assets	$2,204,695	$1,944,165

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$173,599	$158,966
Current portion of debt	13,125	81,722
Contract liabilities	13,943	14,101
Accrued insurance claims	39,933	41,736
Operating lease liabilities	24,614	24,769
Income taxes payable	6	6,387
Other accrued liabilities	127,933	120,809
Total current liabilities	393,153	448,490

Long-term debt	827,226	501,562
Accrued insurance claims - non-current	51,339	70,224
Operating lease liabilities - non-current	37,211	38,359
Deferred tax liabilities, net - non-current	56,362	47,650
Other liabilities	28,630	26,572
Total liabilities	1,393,921	1,132,857

Total stockholders’ equity	810,774	811,308
Total liabilities and stockholders’ equity	$2,204,695	$1,944,165

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 30, 2021	October 24, 2020	October 30, 2021	October 24, 2020
Contract revenues	$853,973	$810,256	$2,369,038	$2,448,500

Costs of earned revenues, excluding depreciation and amortization	705,865	658,355	1,977,243	1,996,514
General and administrative[1]	66,899	62,628	198,640	195,871
Depreciation and amortization	37,766	42,313	115,307	132,313
Goodwill impairment charge[2]	—	—	—	53,264
Total	810,530	763,296	2,291,190	2,377,962

Interest expense, net[3]	(9,132)	(4,710)	(24,343)	(25,020)
(Loss) gain on debt extinguishment[4]	—	—	(62)	12,046
Other income, net	564	3,708	4,267	7,921
Income before income taxes	34,875	45,958	57,710	65,485

Provision for income taxes[5]	6,158	12,032	9,930	26,953

Net income	$28,717	$33,926	$47,780	$38,532

Earnings per common share:

Basic earnings per common share	$0.95	$1.06	$1.57	$1.21

Diluted earnings per common share	$0.94	$1.05	$1.54	$1.20

Shares used in computing earnings per common share:

Basic	30,172,254	31,878,583	30,426,337	31,744,199

Diluted	30,614,706	32,425,300	30,928,890	32,106,661

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH (DECLINE) %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Organic Growth (Decline) %	Non-GAAP - Organic Growth (Decline) %
Quarter Ended October 30, 2021	$853,973	$—	$853,973	5.4%	6.6%

Quarter Ended October 24, 2020	$810,256	$(8,894)	$801,362

Nine Months Ended October 30, 2021	$2,369,038	$(3,869)	$2,365,169	(3.2)%	(3.1)%

Nine Months Ended October 24, 2020	$2,448,500	$(8,894)	$2,439,606

NON-GAAP ORGANIC CONTRACT REVENUES FOR COMPARATIVE PURPOSES TO THE Q4 2022 OUTLOOK:

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week as a result of the Company's 52/53 week fiscal year	Non-GAAP - Organic Contract Revenues
Quarter Ended January 30, 2021[6]	$750.7	$(5.7)	$(53.2)	$691.8

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 30, 2021	October 24, 2020	October 30, 2021	October 24, 2020
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$28,717	$33,926	$47,780	$38,532
Interest expense, net	9,132	4,710	24,343	25,020
Provision for income taxes	6,158	12,032	9,930	26,953
Depreciation and amortization	37,766	42,313	115,307	132,313
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	81,773	92,981	197,360	222,818
Gain on sale of fixed assets	(415)	(4,001)	(4,259)	(9,207)
Stock-based compensation expense	1,789	3,796	7,838	10,490
Loss (gain) on debt extinguishment[4]	—	—	62	(12,046)
Goodwill impairment charge[2]	—	—	—	53,264
Non-GAAP Adjusted EBITDA	$83,147	$92,776	$201,001	$265,319
Non-GAAP Adjusted EBITDA % of contract revenues	9.7%	11.5%	8.5%	10.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 30, 2021	October 24, 2020	October 30, 2021	October 24, 2020
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$28,717	$33,926	$47,780	$38,532

Pre-Tax Adjustments:
Non-cash amortization of debt discount on 2021 Convertible Notes	337	643	1,665	6,732
Loss (gain) on debt extinguishment[4]	—	—	62	(12,046)
Goodwill impairment charge[2]	—	—	—	53,264

Tax Adjustments:
Tax impact for the vesting and exercise of share-based awards	(1)	(33)	(2,794)	(241)
Tax effect from net operating loss carryback under enacted CARES Act[5]	—	—	—	(2,631)
Tax impact of pre-tax adjustments	(91)	(177)	(466)	113
Total adjustments, net of tax	245	433	(1,533)	45,191

Non-GAAP Adjusted Net Income	$28,962	$34,359	$46,247	$83,723

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$0.94	$1.05	$1.54	$1.20
Total adjustments, net of tax	0.01	0.01	(0.04)	1.41
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.95	$1.06	$1.50	$2.61

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	30,614,706	32,425,300	30,928,890	32,106,661

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, the quarter ended January 30, 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 2021 Convertible Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represents a debt discount. The debt discount is amortized over the term of the 2021 Convertible Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Goodwill impairment charge - During the nine months ended October 24, 2020, the Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Loss (gain) on debt extinguishment - During the nine months ended October 30, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026. During the nine months ended October 24, 2020, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of the Company’s 2021 Convertible Notes for $371.4 million, including interest and fees. Management believes excluding the loss (gain) on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

•Tax effect from a net operating loss carryback under enacted CARES Act - During the nine months ended October 24, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $1.8 million and $3.8 million for the quarters ended October 30, 2021 and October 24, 2020, respectively, and $7.8 million and $10.5 million for the nine months ended October 30, 2021 and October 24, 2020, respectively.
2 The Company incurred a goodwill impairment charge of $53.3 million during the nine months ended October 24, 2020 for a reporting unit that performs installation services inside third party premises.
3 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the 2021 Convertible Notes of $0.3 million and $0.6 million for the quarters ended October 30, 2021 and October 24, 2020, respectively, and $1.7 million and $6.7 million for the nine months ended October 30, 2021 and October 24, 2020, respectively.
4 During the nine months ended October 30, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
During the nine months ended October 24, 2020, the Company purchased $401.7 million aggregate principal amount of its 2021 Convertible Notes for $371.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net gain on debt extinguishment of $12.0 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
5 For the quarter and nine months ended October 30, 2021, the provision for income taxes includes less than $0.1 million and $2.8 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. For the quarter and nine months ended October 24, 2020, the provision for income taxes includes less than $0.1 million and $0.2 million, respectively, of income tax benefit for the vesting and exercise of share-based awards. Additionally, for the nine months ended October 24, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted CARES Act.
6 The Company has a 52/53 week fiscal year. All quarter periods presented contain 13 weeks except for the quarter ended January 30, 2021, which contained an additional week of operations.